UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 3, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced Board refreshment process, on April 3, 2019, the Board of Directors (the “Board”) of PG&E Corporation (the “Corporation”) announced that ten new directors (the “New Directors”) would be appointed to the Corporation’s Board, effective as of the Corporation’s next in-person Board meeting, to be held as soon as practicable (the “Effective Time”). The New Directors that are expected to join the Corporation’s Board at the Effective Time are: Richard R. Barrera, Jeffrey L. Bleich, Nora Mead Brownell, Cheryl F. Campbell, Michael J. Leffell, Kenneth Chi Chu Liang, Dominique Mielle, Meridee A. Moore, Kristine M. Schmidt and Alejandro Wolff. It also is expected that nine of the ten New Directors, with the exception of Ms. Brownell, will join the Board of Pacific Gas and Electric Company (the “Utility”), effective as of the Effective Time. Each Board formally approved the appointments on April 5, 2019.

In connection with the appointments of the New Directors, current directors Lewis Chew, Richard A. Meserve, Forrest E. Miller, Benito Minicucci, Rosendo G. Parra, Barbara L. Rambo and Anne Shen Smith (the “Outgoing Directors”) will resign from the Boards of both the Corporation and the Utility, effective as of immediately prior to the Effective Time. The resignations of the Outgoing Directors from the Boards do not involve any disagreement on any matter relating to the Corporation’s or the Utility’s operations, policies or practices.

The members of the newly constituted Boards of the Corporation and the Utility will appoint new Chairs of the Boards and determine committee assignments shortly after the Effective Time.

There are no arrangements or understandings between the New Directors and any other persons pursuant to which the New Directors were appointed directors of the Boards. None of the New Directors have any relationship or related transaction with the Corporation or the Utility that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

On April 3, 2019, the Corporation issued a news release regarding the Board refreshment process and the appointment of William D. Johnson as the Chief Executive Officer and President of the Corporation, a copy of which is attached to this report as Exhibit 99.1. As disclosed in the news release, Mr. Johnson is expected to join the Corporation in this role in late April. Mr. Johnson’s compensation arrangements and other terms of employment will be formally determined by the incoming Board of the Corporation shortly after the Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 5, 2019, the Board of the Corporation approved an amendment to the Corporation’s Bylaws. The amendment clarifies the timing regarding a shareholder’s duty to update and supplement the disclosures in its notice of proposed business to be brought before an annual meeting of shareholders pursuant to Article I, Section 2 of the Corporation’s Bylaws. The amendment to the Corporation’s Bylaws is effective immediately. The text of the amendment to the Corporation’s Bylaws is attached to this report as Exhibit 99.2.

Also on April 5, 2019, the Board of the Utility approved a substantially similar amendment to the corresponding section of the Utility’s Bylaws. The amendment to the Utility’s Bylaws is effective immediately. The text of the amendment to the Utility’s Bylaws is attached to this report as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	News release dated April 3, 2019

Exhibit 99.2	Text of the amendment to the Bylaws of PG&E Corporation effective April 5, 2019

Exhibit 99.3	Text of the amendment to the Bylaws of Pacific Gas and Electric Company effective April 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: April 5, 2019	By:	/s/ LINDA Y.H. CHENG
Name: LINDA Y.H. CHENG
Title: Vice President, Corporate Governance and
Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: April 5, 2019	By:	/s/ LINDA Y.H. CHENG
Name: LINDA Y.H. CHENG
Title: Vice President, Corporate Governance and
Corporate Secretary